Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as October 13, 2023 (this “Agreement”), is entered into by and between Tools AcquisitionCo, LLC, a Delaware limited liability company (“Parent”), and Richard A Horowitz (collectively, the “Stockholder”).

W I T N E S S E T H:

WHEREAS, Parent, Tools MergerSub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent, and P&F Industries, Inc., a Delaware corporation (the “Company”), are executing an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”). Terms that are defined in the Merger Agreement that are not defined herein are used in this Agreement as they are defined in the Merger Agreement;

WHEREAS, as a condition to Parent executing and delivering the Merger Agreement, Parent is requiring that the Stockholder enter into this Agreement to, among other things, vote: (i) the shares of Class A common stock, $1.00 par value per share, of the Company (“Company Stock”), owned by the Stockholder, (ii) all securities exchangeable, exercisable or convertible into Company Stock (including any options, warrants, restricted stock units and other rights to acquire shares of Company Stock and securities issued or exchanged with respect to such Company Stock, upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure) and (iii) any additional securities of the Company, in each case whether now owned or hereafter acquired by the Stockholder (collectively, clauses (i) through (iii), the “Securities”) in favor of the Merger Agreement and the Merger (to the extent such Securities are eligible to vote on such matter); and

WHEREAS, as of the date hereof, the Stockholder has the power to vote and dispose of 1,445,041 shares of Company Stock (the “Existing Shares”).

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Certain Covenants.

1.1            Support. The Stockholder hereby covenants and agrees that between the date hereof and the Termination Date, the Stockholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote the Securities, or agree to do any of the foregoing (each a “Transfer”); (b) knowingly take any action which is, individually or in the aggregate, reasonably likely to delay, prevent or have an adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement or (c) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing, disabling or impeding the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Competing Proposal, the Stockholder may Transfer any or all of the Securities to any family member(s) or Affiliate of the Stockholder or trust formed for estate planning purposes; provided, however, that in any such case, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Securities or any interest in any of such Securities is Transferred shall have executed and delivered to Parent a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. “Family member” may include a spouse, lineal descendant or antecedent or brother or sister, including spouses of such persons and including adoptees.

1.2            No Solicitation. During the term of this Agreement, Stockholder shall not take any action that would then be prohibited by Section 6.5 of the Merger Agreement if the Stockholder were a Representative of the Company; provided, that Stockholder may enter into any binding definitive agreement with respect to a Superior Proposal concurrently with, or immediately prior to, the Company terminating the Merger Agreement in accordance with its terms and entering into such an agreement with respect to such Superior Proposal. To the extent that Section 6.5 of the Merger Agreement (or any definition used therein) is amended, modified or supplemented following the date of this Agreement in a manner adverse to the Stockholder, the Stockholder shall be bound pursuant to this Section 1.2 with respect to such Section 6.5 as it exists as of the date of this Agreement (and not as amended, modified or supplemented).

1.3            Standstill. The Stockholder shall terminate any proxy solicitation relating to the Company. From and after the date of this Agreement until its termination in accordance with its terms, without the prior written consent of Parent, the Stockholder shall not and shall instruct its Representatives not to: (a) in any manner, acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any assets or securities of the Company (or Beneficial Ownership thereof) or any rights or options to acquire any assets or securities of the Company (or Beneficial Ownership thereof); (b) propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries or divisions; (c) disclose any intention, plan, or arrangement inconsistent with the foregoing; or (d) advise, assist, or encourage any other Persons in connection with any of the foregoing; provided, however, that the foregoing shall not restrict Stockholder from, with respect to clauses (b), (c) and (d), taking any such actions on behalf of or as a Representative of the Company that would not constitute a breach of the Merger Agreement.

1.4            Certain Events. This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person to which legal or Beneficial Ownership of any or all of the Securities passes, whether by operation of applicable Law or otherwise, including the Stockholder’s successors or assigns. This Agreement and the obligations hereunder will also attach to any additional shares of Company Stock or other Securities of the Company issued to or acquired by the Stockholder after the date hereof.

1.5            Grant of Proxy; Voting Agreement.

(a)            The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities except pursuant to that certain Letter Agreement, dated as of February 14, 2019, by and between the Stockholder and the Board of Directors of the Company, as amended as of October 13, 2023 (the “Existing Stockholder Agreement”). The Stockholder hereby irrevocably appoints Parent as proxy for the Stockholder to vote the Securities entitled to vote, for the Stockholder and in the Stockholder’s name, place and stead, at any annual or special meeting, or at any adjournment thereof, subject to the Existing Stockholder Agreement (as amended), for the adoption of the Merger Agreement and approval of the Merger (but only at such a meeting called for the purpose of voting with respect to the adoption of the Merger Agreement and approval of the Merger and only with respect to a proposal relating thereto). The parties acknowledge and agree that neither Parent, nor Parent’s successors, assigns, subsidiaries, divisions, employees, stockholders, Representatives and Affiliates shall owe any duty, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever, to the Stockholder in connection with or as a result of any voting by Parent of the Securities or any execution of any consent as provided for in this Agreement. The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy (which proxy is coupled with an interest in the Securities), Parent may vote the Securities in furtherance of its own interests and Parent is not acting as a fiduciary for the Stockholder; provided, however, that the foregoing shall only be effective if Stockholder fails to be counted as present, to consent or to vote the Securities, as applicable, in accordance with this Agreement. This proxy shall expire and be deemed revoked automatically at the termination of this Agreement.

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(b)            The Stockholder hereby irrevocably and unconditionally covenants and agrees that, during the Voting Period (as hereinafter defined), at any meeting of the stockholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof, or in any other circumstances (including an action by written consent) upon which a vote or other approval is sought, the Stockholder shall, subject to the Existing Stockholder Agreement (as amended): (i) with respect to any vote relating to the Merger Agreement, the Merger or any other matter to be approved by the stockholders of the Company to facilitate any of them, appear at such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote the Securities, in person or by proxy, in favor of the adoption of the Merger Agreement and the approval of the Merger and (ii) vote (or cause to be voted), in person or by proxy, the Securities against (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of the Company or any of its Subsidiaries, (B) any amendment of the Company’s certificate of incorporation or by-laws other than as contemplated by the Merger Agreement, (C) any other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger or the Merger Agreement, (D) any extraordinary dividend, distribution or recapitalization by the Company or change in capital structure of the Company (other than pursuant to the Merger Agreement) and (E) any Competing Proposal (the matters described in the foregoing clauses (A) through (E) being referred to as “Competing Actions”); and (iii) not take any action by written consent to approve any Competing Action. For purposes of this Agreement, “Voting Period” means the period commencing on the date hereof and ending on the termination of this Agreement.

(c)            Until the termination of this Agreement in accordance with its terms, the obligations of the Stockholder specified in this Section 1.5 shall apply whether or not the Board of Directors of the Company (or any committee thereof) has effected an Adverse Recommendation Change. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

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(d)            The irrevocable proxy to be granted pursuant to Section 1.5(a) shall not be terminated by any act of the Stockholder or by operation of law. If between the execution hereof and the Termination Date, the Stockholder dies or is incapacitated, any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates or book-entry credits representing the Securities shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of this Agreement, and actions taken by Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

1.6            Disclosure. The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC, the NASDAQ Global Market or any other national securities exchange and, to the extent required by applicable Law, the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Parent hereby authorizes the Stockholder to make such disclosure or filings as may be required by the SEC or NASDAQ Global Market or any other national securities exchange or the OTC Bulletin Board.

1.7            Participation.

(a)            In the event that a Termination Fee is payable pursuant to Section 8.3(a)(i) of the Merger Agreement, within ten days after the time such Termination Fee is payable pursuant to Section 8.3(a) of the Merger Agreement, the Stockholder shall pay to Parent a fee equal to 50% of the Stockholder’s Profit from the sale or Transfer of any Securities pursuant to the transactions contemplated by the Competing Proposal to which such Termination Fee relates.

(b)            In the event that the Merger Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) of the Merger Agreement or by Parent pursuant to Section 8.1(d)(ii) of the Merger Agreement, the Stockholder shall pay to Parent a fee equal to 50% of the Stockholder’s Profit from the sale or Transfer of any Securities pursuant to any transactions entered into or consummated by the Company within twelve months of such termination in each case within seven Business Days of the consummation of such transactions (in each case where a Termination Fee was payable by the Company).

(c)            For purposes of this Section 1.7, the “Stockholder’s Profit” shall mean (A) the aggregate consideration for or on account of the Securities that were sold or otherwise Transferred as described in Section 1.7(a) including dividends or distributions directly or indirectly made in connection with any transaction, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation, less (B) the product of (x) Merger Consideration per share of Common Stock (which shall be no less than $13.00) and (y) the number of Securities so sold or otherwise Transferred by the Stockholder.

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(d)            For purposes of this Section 1.7, the fair market value of any non-cash consideration consisting of: (i) securities listed on a national securities exchange (“Traded Securities”) shall be equal to the average closing price per share of such security as reported on the composite trading system of such exchange for the five trading days ending on the trading day immediately prior to the date of the value determination; and (ii) consideration which is other than cash or Traded Securities shall be determined by agreement of the Stockholder and the Parent, or if they cannot agree, a nationally recognized independent investment banking firm mutually agreed upon by the Stockholder and Parent within ten Business Days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to the investment banking firm, then the Parent shall select one firm and the Stockholder shall select another firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided, further, that the fees and expenses of such investment banking firm shall be borne equally by Parent and the Stockholder. The determination of the investment banking firm shall be binding upon the parties.

(e)            Any payment of Stockholder’s Profit under this Section 1.7 shall be paid, at Stockholder’s election, either in cash or in the same proportion of cash and non-cash consideration as the aggregate consideration received by the Stockholder in the consummation of any Competing Proposal.

2.            Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Parent, as of the date hereof, that:

2.1            Ownership. Stockholder is the record and Beneficial Owner of the Securities, and the Securities, and the stock options referred to below, constitute the Stockholder’s entire interest in the outstanding capital stock of the Company. The Securities are, and (except as otherwise permitted by this Agreement) prior to the Effective Time will be, Beneficially Owned and owned of record by the Stockholder, free and clear of any Liens, of any nature whatsoever, except for restrictions on transfer under securities Laws and except for those created by this Agreement and the Existing Stockholder Agreement. As of the date hereof, the Stockholder does not hold any options, warrants or other rights to purchase any Securities other than stock options to purchase 30,000 shares of Company Common Stock. As of the date hereof, the Existing Shares, and such stock options, constitute all of the shares of Company Stock Beneficially Owned or owned of record by the Stockholder. The Stockholder has and (except as provided in the Existing Stockholder Agreement and as otherwise expressly provided by this Agreement) will have at all times through the Effective Time sole voting power (including the right to control such vote as contemplated herein) with respect to the matters set forth in this Agreement, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder’s Existing Shares and with respect to all of the Securities owned by the Stockholder at all times through the Effective Time. “Beneficial Ownership” by a person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

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2.2            Authorization. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Stockholder have been duly and validly authorized by all necessary action of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement or to consummate Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

2.3            No Violation.

(a)            The execution, delivery and performance of this Agreement by the Stockholder do not and will not, with or without notice or lapse of time, or both, (i) conflict with or violate any Law applicable to the Stockholder or by which any property or asset of the Stockholder is bound or (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Stockholder is a party or otherwise, other than any such conflict, violation, breach, default, termination, amendment, acceleration, cancellation that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement.

(b)            The execution, delivery and performance of this Agreement by the Stockholder do not and, at the time of the Closing will not, require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Authority or any other person, except for applicable requirements of the Exchange Act and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement.

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2.4            No Proceedings. No Actions are pending, or to the knowledge of Stockholder, threatened, against Stockholder that is material to the Stockholder, taken as a whole, or is seeking damages in excess of $100,000 and (ii) neither the Stockholder nor any of his representatives or properties is or are subject to any material judgment, order, injunction, ruling or decree of any Governmental Authority. The Stockholder acknowledges that he, the Parent and any Person on behalf of him or the Parent has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

2.5            Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder herein.

2.6            The Stockholder Has Adequate Information. The Stockholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon the Parent and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

3.            Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder, as of the date hereof that:

3.1            Authorization. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent, and no other proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement.

3.2            No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Authority or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on the Parent’s ability to satisfy its obligations under this Agreement or (b) violate, result in a default under, or conflict with contract, agreement or understanding or any applicable Law binding upon Parent, except for such violations, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on Parent’s ability to satisfy its obligations under this Agreement. No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to delay, prevent or have a material adverse effect on the Parent’s ability to satisfy its obligations under this Agreement.

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4.            Appraisal Rights. The Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

5.            Survival of Representations and Warranties. The representations and warranties contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

6.            Miscellaneous.

6.1            Term. Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate and cease to have any force or effect upon the earlier of (i) the Closing, (ii) any termination of the Merger Agreement in accordance with its terms and (iii) unless waived in writing by the Stockholder to Parent, upon any Fundamental Amendment (the earliest date, the “Termination Date”); provided, however, that Section 1.7 shall survive. For purposes of this Agreement, “Fundamental Amendment” means the execution by the Company, Parent and Merger Sub of an amendment to, or waiver by the Company, Parent or Merger Sub of any provision of, the Merger Agreement that reduces the amount of the Merger Consideration or changes the form of the Merger Consideration.

6.2            Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and Beneficial Owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the Stockholder or any Representative of the Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer of the Company or any of Subsidiary of the Company, acting in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement. To the extent that under Delaware law any fiduciary duty requirements apply to Stockholder, Stockholder will be permitted to comply therewith, notwithstanding anything to the contrary in this Agreement.

6.3            Amendment and Waiver. This Agreement may be amended by mutual agreement of the parties and may not be amended except by an instrument in writing signed by the parties hereto. Subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance by the other party with any agreement contained herein or (d) waive any condition to which its obligations are subject. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

6.4            Costs and Expenses. Each party shall bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

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6.5            Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and assigns, which shall include successors by operation of Law, such as by merger.

6.6            Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7            Assignments. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Stockholder may assign its rights and obligations without such prior written approval in connection with a Transfer of Securities permitted under, and effected in compliance with, the second sentence of Section 1.1. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6.8            Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.9            Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to Parent:

c/o Shoreview Capital Partners IV, L.P.
222 South Ninth Street, Suite 3300
Minneapolis, Minnesota 55402
Email: tdovidio@shoreview.com
Attention: Attention: Thomas D’Ovidio

with a copy (which shall not constitute notice) to:

Sidley Austin, LLP
One South Dearborn Street
Chicago, Illinois 60603 Email: jnsmith@sidley.com and mstoker@sidley.com
Attention: Jeffrey N. Smith and Matthew D. Stoker

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if to the Stockholder:

Richard A. Horowitz

c/o Moomjiam, Waite & Coleman, LLP

350 Jericho Turnpike Suite 104

Jericho, New York 11753

Email: gmoomjian@mwcllp.com

Attention: Gary T. Moomjian

with a copy (which shall not constitute notice) to:

Moomjian, Waite & Coleman, LLP

350 Jericho Turnpike Suite 104

Jericho, New York 11753

Email: gmoomjian@mwcllp.com
Attention: Gary T. Moomjian

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 6.9; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to Section 6.9 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 6.9.

6.10            Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of laws principles of the State of Delaware or any other jurisdiction.

6.11            Further Assurances. The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

6.12            Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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6.13            Submission to Jurisdiction; Service of Process. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating hereto in any court other than the courts of the State of Delaware, as described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Delaware, as described above, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

6.14            Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words “include,” “includes” and “including” and words of similar import when used in this Agreement will mean “include, without limitation,” “includes, without limitation” or “including, without limitation,” unless otherwise specified. The word “or” shall not be exclusive. The term “parties” means Parent and Stockholder, and “party” means either of them. Each party agrees that it has been represented by counsel in connection with this Agreement and that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is hereby expressly waived.

6.15            Relationship of Parties. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto except to the extent otherwise expressly stated herein or therein.

6.16            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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6.17            Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of Delaware, as described in Section 6.13, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

6.18            Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and of no effect with no liability on the part of either party; provided, however, no such termination shall relieve any party from any liability for any willful breach of this Agreement occurring prior to termination, and the provisions of Section 1.7 and this Article 6 (Miscellaneous) shall survive any such termination.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Tools AcquisitionCo, LLC

By:	/s/ Thomas D’Ovidio
Name:	Thomas D’Ovidio
Title:	Vice President, Assistant Treasurer, Assistant Secretary

[Signature Page to Voting Agreement]

STOCKHOLDER:

/s/ Richard A. Horowitz
Richard A Horowitz

[Signature Page to Voting Agreement]